Exhibit 26 (e)(v)
The Prudential Insurance Company of America
751 Broad Street, Newark, New Jersey 07102 877-232-3619
Group Life Services
PO Box 8769, Philadelphia, PA 19176

Client Name Control #
Group Variable Universal Life Insurance (GVUL)
Enrollment Form
Please print using blue or black ink.

Instructions
Please complete all sections of this form.
Please be sure to sign all appropriate sections and return the form to The Prudential Insurance Company of America (Prudential) at the address above. If your coverage has been assigned, this form must be signed by the assignee. Please call The Prudential Insurance Company of America’s customer service center toll-free at 800-562-9874 with any questions, Monday through Friday, from 8:00 a.m. - 8:00 p.m., Eastern time.

Employee Information
First Name of Employee        MI            Last Name

Street                    Apt.

City                State        ZIP Code        State of Residence

Sex        ☐ Male        ☐ Female         Daytime Telephone
Marital Status    ☐ Single        ☐ Married/Civil Union     Home Telephone
☐ Divorced    ☐ Widowed         Date of Birth/Age Social Security Number

I am a:        ☐ U.S. person    ☐ Resident Alien

Has insurance been assigned?    ☐ Yes    ☐ No

First Name of Assignee        MI            Last Name

Street                     Apt.

City                State        ZIP Code        State of Residence

GL.2018.139                 Page 1 of 9             Ed 08/2018

GVUL Insurance Rates (for Employee & Spouse) Effective: Month XX, 20XX
Monthly rate per $1,000 of coverage. Note that these rates also apply to eligible covered spouses. To obtain rates for continued coverage, see your employer. Cost of insurance for all coverages may increase or decrease in the future based upon the claims experience of participants. All provisions that apply to this coverage are governed by the Certificate. Rates may be subject to change. Rates will not be changed on an individual basis.

Age	Non-Smoker	Smoker	Age	Non-Smoker	Smoker
Less than 30	$ x.xx	$ x.xx	60 through 64	$ x.xx	$ x.xx
30 through 34	$ x.xx	$ x.xx	65 through 69	$ x.xx	$ x.xx
35 through 39	$ x.xx	$ x.xx	70 through 74	$ x.xx	$ x.xx
40 through 44	$ x.xx	$ x.xx	75 through 79	$ x.xx	$ x.xx
45 through 49	$ x.xx	$ x.xx	80 through 84	$ x.xx	$ x.xx
50 through 54	$ x.xx	$ x.xx	85 through 89	$ x.xx	$ x.xx
55 through 29	$ x.xx	$ x.xx	90 through 94	$ x.xx	$ x.xx
			95 through 99	$ x.xx	$ x.xx

Please note: GVUL may have an additional $1 monthly administrative charge.

GL.2018.139                 Page 2 of 9             Ed 08/2018

Group Variable Universal Life Insurance Coverage Selection

Section A - Complete if electing Employee GVUL coverage.

1) Select GVUL coverage amount based on annual base salary or flat amount (to a maximum of $X million).
☐ Plan1 - 5xannualbasesalary ☐ Plan3 - 3xannualbasesalary ☐ Plan5- 1xannualbasesalary ☐ Plan 7 -$xx,xxx
☐ Plan2 - 4xannualbasesalary ☐ Plan4 - 2xannualbasesalary ☐ Plan6-1/2xannualbasesalary ☐ Plan 8- $xx,xxx
2) Optional Contribution to the Employee Certificate Fund
In addition to your insurance coverage, GVUl provides an optional feature which allows for the building of cash value on a tax-deferred basis.
Complete the following (indicate "0" if you choose not to make optional contributions to your Employee Certificate Fund):
*Indicate extra weekly contribution to the Employee Certificate Fund: $_______________________
If left blank, no optional contribution will be made to your Employee Certificate Fund.
3) Tobacco/Nicotine Use Declaration - Please check one statement about your tobacco/nicotine use status.
☐ Yes, I have smoked cigarettes or used another tobacco product (including cigars or chewing tobacco) or used any nicotine products (including patches, gum or e-cigarettes) within the past year?
☐ No, I have not smoked or used other forms of tobacco during the last 12 months.

Section B - Complete if electing Spouse GVUL coverage.
First Name                 MI            Last Name
Street                    Apt.

City                State        ZIP Code        State of Residence

Spouse Social Security Number                        Date of Birth

Date of Marriage                        Location of the creation of the marriage

1) Select GVUL coverage amount (maximum of 3 times the employee's annual base salary).
☐ Plan 1 - $xx,xxx    ☐ Plan 2 - $xx,xxx    ☐ Plan 3 - $xx,xxx    ☐ Plan 4 - $xx,xxx
2) Optional Contribution to the Spouse Certificate Fund
In addition to your insurance coverage, GVUL provides an optional feature which allows for the building of cash value on a tax-deferred basis.
Complete the following (indicate "0" if you choose not to make optional contributions to your Spouse Certificate Fund):
Indicate extra weekly contribution to the Spouse Certificate Fund: $_______________________
If left blank, no optional contribution will be made to your Spouse Certificate Fund.
3) Tobacco/Nicotine Use Declaration - Please check one statement about your spouse's tobacco/nicotine use status.
☐ Yes, my spouse has smoked cigarettes or used another tobacco product (including cigars or chewing tobacco) or used any nicotine products (including patches, gum or e-cigarettes) within the past year?
☐ No, my spouse has not smoked or used other forms of tobacco during the last 12 months.
4) Is your spouse also employed by your employer? ☐ Yes    ☐ No

Section C - Complete if electing Spouse Term Life Coverage
you must be enrolled in GVUL to elect coverage for your dependents. Spouse coverage (term life) cannot exceed 50% of your GVUL coverage amount.
First Name of Souse                MI            Last Name

Date of Marriage                    Spouse Social Security Number
☐ Coverage amount chosen: $___________        ☐ Payroll Deduction: $__________________
☐ Yes, my spouse has smoked or used other forms of tobacco during the last 12 months.
☐ No, my spouse has not smoked or used other forms of tobacco during the last 12 months.
☐ No coverage chosen.

GL.2018.139                 Page 3 of 9             Ed 08/2018

Group Variable Universal Life Insurance Coverage Selection Group number: xxxxx

Section D - Complete if electing Dependent Child coverage (for eligible children).
You may select Dependent Child coverage (term insurance) with your GVUL. The employee must be enrolled in order to select Depended Child coverage. The monthly cost includes all eligible children.
Number of Children    Youngest Child's Date of Birth    Select Dependent Child coverage amount.
☐ Plan 1 - $xx,xxx ($x.xx per month) ☐ Plan 4 - $xx,xxx ($x.xx per month)
☐ Plan 2 - $xx,xxx ($x.xx per month)     ☐ Plan 5 - $xx,xxx ($x.xx per month)
☐ Plan 3 - $xx,xxx ($x.xx per month)     ☐ Plan 6 - $xx,xxx ($x.xx per month)

Section E - Complete if electing Optional Accidental Death & Dismemberment (OAD&D) Coverage.
You must be enrolled in GVUL to elect coverage for you and your dependents.
☐ OAD&D Employee        Coverage Amount Chosen $_____________    Payroll/Deduction Amount $________
☐ OAD&D Employee and Family Coverage Amount Chosen $_____________    Payroll/Deduction Amount $________
☐ OAD&D Spouse        Coverage Amount Chosen $_____________    Payroll/Deduction Amount $________
☐ OAD&D Child(ren)        Coverage Amount Chosen $_____________    Payroll/Deduction Amount $________
Investment Allocations
Instructions for completing the allocation section:

•
Choose the investment options in which you want to invest. Funds are listed in general order of risk from lowest to highest risk. Some funds within the same investment category may be more or less risky than other funds in that category. Generally, your selected investment options should correspond to your investment objectives. We recommend you carefully review the investment options in the Group Variable Universal Life Prospectus. You may also want to seek the advice of a financial counselor.

•	Enter the percentage of net premium you want to allocate to each of your selected investment options. Each investment fund allocation must be at least 1% and must be a whole number (no fractions).

•	The sum of all investment fund allocations must equal 100%.
Important allocation note:
If no allocation is indicated, or if your allocation selection is incomplete, 100% of your net premium will be allocated to the Fixed Account until complete allocation information is furnished to Prudential. Note that during the “free-look” period, your premium is deposited in the Fixed Account. Refer to the Group Variable Universal Life Prospectus for more information about investment objectives and expenses for the investment options being offered.

Investment Style	Investment Option	Allocation for Employee GVUL Coverage
Fixed Interest Rate	Fixed Account	FFA %
Money Markey	Prudential Series Fund Money Market Portfolio	MMP %
Fixed Income	MFS Research Bond Series	BNS %
	Prudential Series Fund Diversified Bond Portfolio	DBP %
	Deutsche Government & Agency Securities	GS %
	Prudential Series Fund Government Income Portfolio	PGI %
	Prudential Series Fund High Yield Bond Portfolio	HYB %
Balanced	Prudential Series Fund Conservative Balanced Portfolio	CBP %
Multi-Cap	Deutsche Small Mid Cap Value	DSM %
Large Cap Value	Prudential Series Fund Value Portfolio	EIP %
	T. Rowe Price Equity Income Portfolio	EPP %
Large Cap Core	Prudential Series Fund Equity Portfolio	EPO %
	Prudential Series Fund Stock Index Portfolio	SIP %
Large Cap Growth	Prudential Series Fund Jennison Portfolio	PJP %
	T. Rowe Price New America Growth Portfolio	NAO %
Small Cap Core	Prudential Series Fund Small Capitalization Stock Portfolio	SCS %
Speciality	AST Cohen & Steers Realty Portfolio	CSR %
International Equity	Franklin Templeton Foreign Fund	IFR %
	Lazard Retirement Emerging Markets Equity Portfolio	LEM %
	T. Rowe Price International Stock Portfolio	TIS %
Please note: make certain that your fund allocations total 100%

GL.2018.139                 Page 4 of 9             Ed 08/2018

GVUL Statement of Understanding
Please note: We cannot process your coverage election if you have not completed this section.
The following statements allow you to confirm that your enrollment election accurately reflects your decision as to what is appropriate for you and your family. Before completing your election and this form, you should complete the Risk Assessment and Asset Allocation Worksheet provided to you. You also may wish to consult your financial or tax advisor.

•
I understand that GVUL is a life insurance product and I have reviewed my need for life insurance. I have also reviewed my household income and budget, and have determined that the premium and other charges for GVUL are appropriate.

•
I have read the enrollment materials that were provided to me, including the Risk Assessment and Allocation Worksheet. I understand that each investment option has specific investment objectives and risks and that I am fully responsible for making all investment decisions related to this product. No recommendation on investment or investment allocation has been made to me by Prudential or any of its affiliates.

•
I understand that the cash value and benefits provided under this plan are based on the investment performance of plan funds and may increase or decrease on a daily basis. Furthermore, I understand that a decrease in cash value may cause a lapse in the certificate and loss of life insurance coverage.

•	I have received and read the current Group Variable Universal Life Prospectus including any supplements.

•
The Death Benefit may increase or decrease daily depending on the payment of premiums, the investment experience of the Separate Account and the level of charges made. But, it will not be less than the Face Amount of Insurance shown plus the amount of any extra benefit, if your Insurance is not in default and there is no Certificate Fund debt or withdrawal. Refer to Section A of the Variable Universal Life Coverage for details.

For residents of all states except, Alabama, Arkansas, District of Columbia, Florida, Kentucky, Louisiana, Maine, Maryland, New Jersey, New York, North Carolina, Pennsylvania, Puerto Rico, Rhode Island, Utah, Vermont, Virginia, and Washington; WARNING: Any person who knowingly and with intent to injure, defraud, or deceive any insurance company or other person, or knowing that he is facilitating commission of a fraud, submits incomplete, false, fraudulent, deceptive or misleading facts or information when filing an insurance application or a statement of claim for payment of a loss or benefit commits a fraudulent insurance act, is/may be guilty of a crime and may be prosecuted and punished under state law. Penalties may include fines, civil damages and criminal penalties, including confinement in prison. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant or if the applicant conceals, for the purpose of misleading, information concerning any fact material thereto.
ALABAMA RESIDENTS - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.
ARKANSAS, DISTRICT OF COLUMBIA, LOUISIANA and RHODE ISLAND RESIDENTS - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
KENTUCKY RESIDENTS - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.
MAINE and WASHINGTON RESIDENTS - Any person who knowingly provides false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company commits a crime. Penalties include imprisonment, fines, and denial of insurance benefits.
MARYLAND RESIDENTS - Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
NEW JERSEY RESIDENTS - Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
NORTH CAROLINA RESIDENTS - Any person who, with the intent to injure, defraud, or deceive an insurer or insurance claimant, knowing that the statement contains false or misleading information concerning a fact or matter material to the claim may be guilty of a Class H felony.
PENNSYLVANIA and UTAH RESIDENTS - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any material fact thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
PUERTO RICO RESIDENTS - Any person who knowingly and with the intention of defrauding presents false information in an insurance application, or presents, helps, or causes the presentation of a fraudulent claim for the payment of a loss or any other benefit, or presents more than one claim for the same damage or loss, shall incur a felony and, upon conviction, shall be sanctioned for each violation by a fine of not less than five thousand dollars ($5,000) and not more than ten thousand dollars ($10,000), or a fixed term of imprisonment for three (3) years, or both penalties. Should aggravating circumstances [be] present, the penalty thus established may be increased to a maximum of five (5) years, if extenuating circumstances are present, it may be reduced to a minimum of two (2) years.
GL.2018.139                 Page 5 of 9             Ed 08/2018

VERMONT RESIDENTS - Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.
VIRGINIA RESIDENTS - Any person who, with the intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.
I have read and agree with the above statements. I further understand that my elections and allocations as specified in this enrollment form will be used for future cost of insurance and any additional contributions to funds, unless changed by me in writing.
I declare that to the best of my knowledge and belief all of the answers to the questions on this form are complete and true. I agree that the insurance being requested shall become effective upon completion of all requirements for coverage, including providing Prudential with any required satisfactory evidence of insurability.
I have read the accompanying information describing the life insurance coverage issued by The Prudential Insurance Company of America.
FLORIDA RESIDENTS - Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.
NEW YORK RESIDENTS - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each such violation. This notice ONLY applies to accident and disability income coverage.
I have read and understand the terms and requirements of the fraud warnings included as part of this form.
The policy/certificate provides limited benefits. Review your certificate carefully.
X____________________________________
Employee/Assignee Signature (if applying for coverage)            month day    year
X____________________________________
Spouse/Assignee Signature (if applying for coverage)            month day    year
Employees and/or Dependents may be ineligible for group insurance coverage while on active duty in the armed forces.
Accelerated Death Benefit option is a feature that is made available to group life insurance participants. It is not a health, nursing home, or long-term care insurance benefit and is not designed to eliminate the need for those types of insurance coverage. The death benefit is reduced by the amount of the accelerated death benefit paid. There is no administrative fee to accelerate benefits. Receipt of accelerated death benefits may affect eligibility for public assistance and may be taxable. The federal income tax treatment of payments made under this rider depends upon whether the insured is the recipient of the benefits and is considered “terminally ill” or “chronically ill.” You may wish to seek professional tax advice before exercising this option.
NOTICE TO CONSUMER: THIS IS A SUPPLEMENT TO HEALTH INSURANCE AND IS NOT A SUBSTITUTE FOR MAJOR MEDICAL COVERAGE. LACK OF MAJOR MEDICAL COVERAGE (OR OTHER MINIMAL ESSENTIAL COVERAGE) MAY RESULT IN AN ADDITIONAL PAYMENT WITH YOUR TAXES. ALSO, THE BENEFITS PROVIDED BY THIS POLICY CANNOT BE COORDINATED WITH THE BENEFITS PROVIDED BY OTHER COVERAGE. PLEASE REVIEW THE BENEFITS PROVIDED BY THIS POLICY CAREFULLY TO AVOID A DUPLICATION OF COVERAGE.
Don’t forget to designate your beneficiary(ies) on page 7 and 8.
Dependent Consent to Insurance Coverage
FOR INSUREDS WHO RESIDE IN MICHIGAN OR MINNESOTA ONLY - If you wish to enroll your spouse, domestic partner, and/or eligible child 18 years of age or older for Dependent Life and/or Accidental Death and Dismemberment Insurance coverage, your spouse, domestic partner, and/or each of your eligible children age 18 years or older must consent to such coverage by signing and dating this consent in the appropriate space(s) below. Coverage on your spouse and child(ren) age 18 or older will not become effective unless and until the requisite consent is provided.

GL.2018.139                 Page 6 of 9             Ed 08/2018

X____________________________________
Spouse Signature                                month day    year
X____________________________________
Child Signature                                month day    year
X____________________________________
Child Signature                                 month day    year

Replacement
Do you currently have Group Variable Universal Life Insurance (GVUL) coverage with another carrier? ☐ Yes ☐ No
If yes, do you plan to replace it with GVUL coverage issued by Prudential to _________?      ☐ Yes ☐ No

Check One: ☐ I am a U.S. citizen    ☐ I am a citizen of ________________________
(including a resident alien)         (attach completed applicable Form W-8 (BEN, BEN-E, EXP, ECI, IMY)
Under penalties of perjury, I certify that:
My Taxpayer Identification Number is _____ __ ________
(For individuals, the Taxpayer Identification Number is the Social Security Number.)

Under penalties of perjury, I certify that the number shown on this form is my correct Tax Identification Number (Social Security Number). I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding, (b) the IRS has told me that I am no longer subject to a backup withholding order or (c) I am exempt from backup withholding. I am not subject to FATCA reporting.
Check here only if the following apply to you:
☐ I have been notified by the Internal Revenue Service that I am subject to backup withholding due to under reporting of interest or dividends.
☐ I am subject to FATCA reporting.
X____________________________________
Employee Signature                                     month day    year

Spouse Coverage
First name of Employee or Assignee             MI            Last Name

Check One: ☐ I am a U.S. citizen    ☐ I am a citizen of ________________________
(including a resident alien)         (attach completed applicable Form W-8 (BEN, BEN-E, EXP, ECI, IMY)
Under penalties of perjury, I certify that:
My Taxpayer Identification Number is _____ __ ________
(For individuals, the Taxpayer Identification Number is the Social Security Number.)

Under penalties of perjury, I certify that the number shown on this form is my correct Tax Identification Number (Social Security Number). I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding, (b) the IRS has told me that I am no longer subject to a backup withholding order or (c) I am exempt from backup withholding. I am not subject to FATCA reporting.
Check here only if the following apply to you:
☐ I have been notified by the Internal Revenue Service that I am subject to backup withholding due to under reporting of interest or dividends.
☐ I am subject to FATCA reporting.
X____________________________________
Spouse/Assignee Signature                                 month day    year

GL.2018.139                 Page 7 of 9             Ed 08/2018

Beneficiary Designations
Designate your beneficiaries for employee and/or spouse coverage below. If more than one primary beneficiary is designated, settlement will be made in equal shares to the designated beneficiaries (or beneficiary) who are then still living, unless their shares are specified. If there is no named beneficiary, or no beneficiary survives the insured, settlement will be made in accordance with the terms of your Group Contract. The employee is automatically the beneficiary for Dependent Child(ren) Coverage. For additional beneficiary designations, please use a separate piece of paper.

Employee    Primary Beneficiary
First Name            MI            Last Name

Street                Apt.

City                State        Zip Code

Relationship        Date of Birth        Social Security Number        Share %

Daytime Telephone
Primary Beneficiary
First Name            MI            Last Name

Street                Apt.

City                State        Zip Code

Relationship        Date of Birth        Social Security Number        Share %

Daytime Telephone

Contingent Beneficiary (In the event your primary beneficiary is not alive at the time of your death.)
First Name            MI            Last Name

Street                Apt.

City                State        Zip Code

Relationship        Date of Birth        Social Security Number        Share %

Daytime Telephone
Contingent Beneficiary (In the event your primary beneficiary is not alive at the time of your death.)
First Name            MI            Last Name

Street                Apt.

City                State        Zip Code

Relationship        Date of Birth        Social Security Number        Share %

Daytime Telephone

GL.2018.139                 Page 8 of 9             Ed 08/2018

Spouse         Primary Beneficiary
First Name            MI            Last Name

Street                Apt.

City                State        Zip Code

Relationship        Date of Birth        Social Security Number        Share %

Daytime Telephone
Primary Beneficiary
First Name            MI            Last Name

Street                Apt.

City                State        Zip Code

Relationship        Date of Birth        Social Security Number        Share %

Daytime Telephone

Contingent Beneficiary (In the event your primary beneficiary is not alive at the time of your death.)
First Name            MI            Last Name

Street                Apt.

City                State        Zip Code

Relationship        Date of Birth        Social Security Number        Share %

Daytime Telephone
Contingent Beneficiary (In the event your primary beneficiary is not alive at the time of your death.)
First Name            MI            Last Name

Street                Apt.

City                State        Zip Code

Relationship        Date of Birth        Social Security Number        Share %

Daytime Telephone

Group Life, Accidental Death and Dismemberment, Group Variable Universal Life (GVUL) coverages are issued by The Prudential Insurance Company of America, 751 Broad Street, Newark, NJ 07102. Group Variable Universal Life Insurance (Contract Series: 89759, 115320) is distributed by Prudential Investment Management Services LLC, 655 Broad Street, 19th Floor, Newark, NJ 07102, a registered broker/dealer and a Prudential Financial company. Please refer to the Booklet-Certificate, which is made a part of the Group Contract, for all plan details, including any exclusions, limitations and restrictions which may apply. If there is a discrepancy between this document and the Booklet-Certificate/ Group Contract issued by Prudential, the terms of the Group Contract will govern. Contract provisions may vary by state. Contract series: 83500, 31300, 89759, 115320-GVUL
© 2018 Prudential Financial, Inc. and its related entities.
Prudential, the Prudential logo, and the Rock symbol are service marks of Prudential Financial, Inc. and its related entities, registered in many jurisdictions worldwide.

GL.2018.139                 Page 9 of 9             Ed 08/2018     1135643